Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS
Media Relations – Brocade	Investor Relations – Brocade
John Noh	Alex Lenke
Tel: 408-333-5108	Tel: 408.333.6758
jnoh@brocade.com	alenke@brocade.com
Brocade Announces Preliminary Fourth Quarter Results Indicating Record
Revenue and Strong Growth
SAN JOSE, Calif. –Nov. 10, 2008 — Brocade® (NASDAQ: BRCD) today announced that it expects to report revenues of approximately $396 million to $400 million for the fourth fiscal quarter ended October 25, 2008, above the range of $375 million to $385 million previously projected in August 2008 during Brocade’s third quarter conference call.
On a non-GAAP basis, Brocade expects earnings per share for the fourth fiscal quarter to be approximately $0.18 to $0.20 per diluted share, above its prior projection of $0.15 to $0.16 per diluted share. Brocade expects to report GAAP earnings of approximately $0.03 to $0.05 per diluted share, versus the prior projection of $0.04 to $0.05 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is available in the table below.
“We are pleased with our strong performance in Q4, especially considering the challenging macro-economic conditions many companies encountered in the quarter,” said Michael Klayko, CEO of Brocade. “Our strength this quarter gives us momentum as we head into fiscal year 2009, which holds many exciting new developments for Brocade, including the integration of Foundry Networks.”
Brocade expects to announce its fourth fiscal quarter and full fiscal year 2008 financial and operating results on November 20, 2008 and will provide additional information and commentary during its regularly scheduled quarterly conference call after the market closes on that date.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that the non-GAAP net income measure used in this press release allows management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes non-GAAP net income and other non-GAAP measures help indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) acquisition, restructuring and integration costs, (ii) Indemnification obligations and pre-acquisition legal fees, and (iii) impairment of investments.
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on non-GAAP net income.
Limitations
These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the Company’s preliminary financial results for the fourth quarter of fiscal 2008, the Company’s future market opportunities and the proposed acquisition of Foundry Networks. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the fourth quarter; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; the risk that the proposed acquisition of Foundry Networks may not close; expected synergies and other benefits of the acquisition may not be realized; dependence on strategic partners; and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” under Part II in Brocade’s Quarterly report on Form 10-Q for the fiscal quarter ended July 26, 2008. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP NET INCOME
(unaudited)

Q4 08
(Preliminary)
Net income per share on a GAAP basis — diluted	$0.03 - $0.05

Adjustments:
Stock-based compensation expenses	$0.02 - $0.03
Indemnification obligations and pre acquisition legal fees	$0.05 - $0.06
Amortization of intangible assets	$0.04
Acquisition, restructuring and integration costs	$0.02
Impairment of investments	$0.02
Income tax effect of adjustments	$(0.01) - 0.00

Non-GAAP net income per share — diluted	$0.18 - $0.20

About Brocade
Brocade is a leading provider of data center networking solutions that help organizations connect, share, and manage their information in the most efficient manner. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
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Brocade is a registered trademark and the Brocade B-wing symbol, DCX, and DCF are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.